BARON FUNDS
                          767 Fifth Avenue, 49th Floor
                               New York, NY 10153
                               Tel: 212-583-2000
                               Fax: 212-583-2014

March 30, 1999

Securities and Exchange Commission
Investment Management Division
450 5th Street NW
Washington, DC 20549

          Re:  Definitive Proxy Statement - Baron Asset Fund
               Baron Growth and Income Fund

Dear Sir:

Attached for filing pursuant to Section 14a-6(b) of the Securities Exchange Act of 1934, is a copy of the Definitive Proxy Statement, with Notice of Special Meeting and Form of Proxy with respect to Baron Growth and Income Fund, a series of the Registrant, Baron Asset Fund.

If you have any questions or problems, please contact Linda S. Martinson at
(212) 583-2000.  Thank you.

Very truly yours,

/s/ Linda S. Martinson
----------------------
    Linda S. Martinson
    General Counsel

LSM/ms
att.